UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2013 (April 17, 2013)

Spindle, Inc.

(Exact name of registrant as specified in Charter)

Nevada	333-145088	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18835 North Thompson Peak Parkway

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-335-7351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Effective April 17, 2013, the board of directors (the “Board”) of Spindle, Inc. (the “Company”) appointed William (Bill) Clark to serve as Chief Executive Officer of the Company. Mr. Clark has been serving as the President of the Company since January 18, 2012.

From February, 2011 until January 2012, Mr. Clark served as President of Spindle Mobile, Inc.  From 2005 to 2011, Mr. Clark served as an executive of Apriva, LLC in the roles of Sr. Vice President - Sales & Marketing, Executive Vice President & General Manager - Secure Payment Division, and most recently Executive Vice President & General Manager - North America.  Prior to these positions, Mr. Clark spent approximately seventeen years at First Data Corporation, most recently in the role of General Manager, Wireless Products, Enterprise Payments, First Data Merchant Services.

Mr. Clark has no family relationship with any of the other officers or directors of the Company and there is no arrangement or understanding between any third party pursuant to which he was selected as an officer.

Mr. Clark has not had any transactions with the Company during the fiscal year ended December 31, 2012 through the present that would require reporting pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Spindle, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: April 22, 2013	By:	/s/ William Clark
William Clark
President and Chief Executive Officer

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